UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

CYNGN INC.

(Exact name of registrant as specified in charter)

Delaware	001-40932	46-2007094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1015 O’Brien Dr.

Menlo Park, CA 94025

(Address of principal executive offices) (Zip Code)

(650) 924-5905

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CYN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 12, 2024, Cyngn Inc., a Delaware corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”) pursuant to which the Company sold, in a private placement (the “Offering”), notes with an aggregate principal amount of $4,375,000 (the “Notes”). The Purchase Agreement also provides for the issuance of an aggregate of 405,125 shares of common stock of the Company (the “Shares”) to the Purchasers. The transaction is expected to close on November 13, 2024 (the “Closing Date”).

The aggregate gross proceeds to the Company are expected to be $3.5 million, before deducting placement agent fees and expenses, $1,000,000 of which shall be held in escrow, of which $500,000 will be released to the Company upon filing the registration statement referenced below and the remaining $500,000 of which shall be released upon effectiveness of the registration statement. The Company intends to use the net proceeds from the Offering for working capital and other general corporate purposes.

Aegis Capital Corp. served as the placement agent in the Offering, pursuant to the terms of a placement agent agreement and received 7% of the gross proceeds of the Offering and reimbursement of the legal fees of its counsel.

Original Issue Discount Senior Note

The Notes were issued with an original issue discount of 20%. No interest shall accrue on the Notes unless and until an Event of Default (as defined in the Notes) has occurred, upon which interest shall accrue at a rate of twenty percent (20.0%) per annum and shall be computed on the basis of a three hundred sixty (360)-day year and twelve (12) thirty (30)-day months and shall be payable on the maturity date. The Notes mature upon the earlier of ninety (90) days from the issuance date or the closing of any subsequent offering by the Company with net proceeds equal to or in excess of all amounts due under the Notes.

The Notes contain certain Events of Default, including (i) the Company’s failure to pay any amount of principal, interest, redemption price or other amounts due under the Notes or any other transaction document, (ii) any default under, redemption of, or acceleration prior to maturity of any indebtedness of the Company, as such term is defined in the transaction documents, (iii) bankruptcy of the Company or its subsidiaries, (iv) a final judgement or judgements for the payment of money in excess of $250,000, which is not discharged or stayed pending appeal within 60 days, and (v) any breach or failure to comply with any provision of the Note or any other transaction document. Upon the occurrence of any Event of Default and at any time thereafter, the Purchasers shall have the right to exercise all of the remedies under the Notes. Upon the occurrence of an Event of Default, the Company shall grant to the Purchasers a security interest in the Company’s intellectual property to secure the payment obligations under the Notes.

The Notes also provide for redemption upon a change of control, as such term is defined under the Notes and mandatory redemption upon the receipt of net proceeds from any offering of equity or debt by the Company.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement with the Purchasers (the “Registration Rights Agreement”), requiring the Company to register the resale by the Purchasers of the Shares. The Company has agreed to file the initial registration statement pursuant to the Registration Rights Agreement with the Securities and Exchange Commission (the “SEC”) within 15 days of the Closing Date, and to use its reasonable best efforts to cause such registration statement to be declared effective by the SEC within 30 days of the Closing Date (or within 60 days of the Closing Date if the SEC notifies the Company that the SEC shall “review” such registration statement).

Lock-Up Agreements

Concurrently with the execution of the Purchase Agreement, the directors and executive officers of the Company entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which they accepted certain restrictions on transfers of shares of common stock held, or to be held, by them for the 60-day period following the effective date of the registration statement required to be filed pursuant to the terms of the Registration Rights Agreement. The Company relied upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act, as amended and the rules and regulations promulgated thereunder, and/or Rule 506 promulgated thereunder.

The foregoing descriptions of the Purchase Agreement, Notes, Registration Rights Agreement and the Lock-Up Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, Notes, Registration Rights Agreement. Lock-Up Agreement and Placement Agent Agreement, forms of which are attached hereto as Exhibit 10.1, 10.2, 10.3,10.4 and 10.5 and are each incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.02. The offer, sale and issuance pursuant to the Purchase Agreement of the Notes and the Shares to the Purchasers were made in reliance upon Section 4(a)(2) of the Securities Act, as amended and the rules and regulations promulgated thereunder, and/or Rule 506 promulgated thereunder.

Item 8.01 Other Events

Effective immediately, the Company is implementing a cost reduction plan in order to reduce its average monthly cash burn from approximately $1.8 million per month to approximately $1million per month for 90 days.  This will include reducing staff from approximately 80 people to approximately 60 people, temporarily suspending certain non-essential operations and reducing or eliminating all discretionary expenses.

To assist with its liquidity requirements arising in the foreseeable future, the Company has determined that it will need to raise additional capital imminently. The Company has entered into a non-binding engagement letter with Aegis Capital to explore raising additional funds to satisfy its ongoing working capital needs.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement dated November 12, 2024 by and between Cyngn Inc. and the Purchasers
10.2	Form of Note dated November 12, 2024 to the Purchasers
10.3	Form of Registration Rights Agreement
10.4	Form of Lock-Up Agreement
10.5	Form of Placement Agent Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2024

CYNGN INC.

By:	/s/ Donald Alvarez
Donald Alvarez
Chief Financial Officer

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